Exhibit 99.1
Marcus Lemonis Appointed Executive Chairman of Beyond, Inc.

MIDVALE, Utah, February 20, 2024 — Beyond, Inc. (NYSE: BYON), owner of Bed Bath & Beyond, Overstock.com, and other online retail brands designed to unlock your home’s potential, today announced that on February 16, 2024, it appointed Marcus Lemonis as Executive Chairman of the board of directors, effective today. Lemonis has been a director of Beyond since October 2023 and the Chairman of its board since December 2023. As Executive Chairman, Lemonis will work closely with the management team to lead and execute Beyond's strategic priorities, including expanding customer offerings, driving operational excellence, and enhancing shareholder value.

"We look forward to continuing to work with Marcus in his new role as Executive Chairman of the board," said William Nettles, Independent Board Member and Chair of the Audit Committee. "His extensive experience and strategic insight have been instrumental in evolving our company since he joined the board. We are confident that his leadership will position us for the next phase of growth to deliver value to our employees, customers, and shareholders through what we anticipate will be an exciting blend of new brands and services.”

With more than 25 years of experience in business development and retail growth, Lemonis brings broad expertise in growing and scaling companies from the inside out. He is currently the Chairman and Chief Executive Officer of Camping World Holdings, Inc., responsible for growing both Camping World and its sister membership and services company Good Sam from the ground up to become the World’s Largest RV and outdoor retail affinity group. He’s well-known for his business acumen highlighted on CNBC’s The Profit where he famously advised small businesses to focus on their people, process, and products to achieve stability and profitability. Lemonis also helps homeowners improve the value and function of their homes on his hit TV show, The Renovator.

"I am honored to be taking on the role as Executive Chairman of the Beyond Board of Directors," said Lemonis. "I’ve enjoyed getting to know the talented team at Beyond over the past several months and I look forward to working with them more closely to capitalize on growth opportunities and set us up for the future.”

In connection with Lemonis’s service as Executive Chairman, he will receive no salary or guaranteed equity. Rather, his compensation will be comprised entirely of performance-based stock options with rigorous stock price hurdles to clearly align his compensation with the creation of meaningful, long-term stockholder value above the trading price of Beyond’s common stock when Lemonis joined the Board.

About Beyond
Beyond, Inc. (NYSE:BYON), based in Midvale, Utah, is an ecommerce expert with a singular focus: connecting consumers with products they love. The Company owns the Bed Bath & Beyond brand and associated intellectual property. Bed Bath & Beyond is an online furniture and home furnishings retailer in the United States and Canada. The leading ecommerce website sells a broad range of quality, on-trend home products at competitive prices, including furniture, bedding and bath, patio and outdoor, area rugs, tabletop and cookware, décor, storage and organization, small appliances, home improvement, and more. The online shopping site features millions of products that tens of millions of customers visit each month. Beyond regularly posts information about the Company and other related matters on the Newsroom and Investor Relations pages on its website.

Beyond, Bed Bath & Beyond, Welcome Rewards, Overstock and Overstock Government are trademarks of Beyond, Inc. Other service marks, trademarks and trade names which may be referred to herein are the property of their respective owners.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements include all statements other than statements of historical fact, including but not limited to statements regarding our future performance and the achievement of performance targets. Additional information regarding factors that could materially affect results and the accuracy of the forward-looking statements contained herein may be found in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2022, filed with the SEC on February 24, 2023, as updated by the Form 10-Q for the quarter ended September 30, 2023, filed with the SEC on October 31, 2023, and in our subsequent filings with the SEC.

Beyond, Inc. Media Relations:
Sarah Factor
pr@beyond.com